Exhibit 10.1

April 28, 2022

Quantum FinTech Acquisition Corporation

4221 W. Boy Scout Blvd.

Suite 300

Tampa, FL 33607

Re:	Amendment to Letter Re: Founder Shares of Quantum FinTech Acquisition Corp. and other arrangements

Mr. Grossman:

This letter (this “Letter Agreement Amendment”) is being delivered to you in order to memorialize a change in our understanding between Quantum FinTech Acquisition Corp., a Delaware corporation (the “Company”) and Chardan Quantum LLC, a Delaware limited liability company (“you” or “Chardan”) regarding certain matters related to the Company’s business combination with TradeStation Group, Inc. (the “Business Combination”) which was originally documents in that certain Letter Agreement dated November 9, 2021 (the “Original Letter Agreement”).

As you recall, in the Original Letter Agreement, the parties acknowledged that the Company’s “Sponsor” (i) was required to subject up to 798,894 shares of Class B common stock to certain post-closing earn-out/forfeiture provisions (the “Earnout Shares”) and (ii) was required to forfeit up to 1,610,554 shares of Class B common stock (the “Forfeited Share”) under the terms of the original Business Combination Agreement (the “Original Business Combination Agreement”), dated November 4, 2021, by and among the Company and TradeStation Group, Inc. (“TSG”) and TSG Merger Sub, Inc. (“Merger Sub”) and that in connection with the execution of the Original Business Combination Agreement, and certain other covenants reflected in the Original Letter Agreement, Chardan agreed to surrender and forfeit for no consideration 322,111 of the Forfeited Shares and to subject 159,779 of the Earnout Shares to certain post-closing earnout provisions described in Section 4.02 of the Original Business Combination Agreement.

As you are aware, on the date hereof, the Company, TSG and Merger Sub are entering into an amendment into the Business Combination Agreement (the “Merger Agreement Amendment”) pursuant to which the number of Earnout Shares is being increased from 798,894 Earnout Shares to 948,894 Earnout Shares and the Company’s “Sponsor” is entering into a side letter (the “Side Letter”) pursuant to which, among other things, the number of Forfeited Shares will be decreased from 1,610,554 Forfeited Shares to 1,460,554 Forfeited Shares.

Solely in connection with the requirements described in clauses (i) and (ii) of the first paragraph above with respect to the Business Combination which have been amended by the terms of the Merger Agreement Amendment and the Side Letter, Chardan agrees to surrender and forfeit for no consideration 292,111 of the Forfeited Shares and to subject 189,779 of the Earnout Shares to those certain post-closing earnout provisions described in Section 4.02 of the Business Combination Agreement (as amended by the Merger Agreement Amendment).

Except as expressly amended by the preceding paragraph, the terms of the Original Letter Agreement shall remain unchanged and continue in full force and effect.

[Signature Page to Follow]

Sincerely,

QUANTUM FINTECH ACQUISITION CORP.

By:	/s/ John Schaible
	Name:	John Schaible
	Title:	Chief Executive Officer

Acknowledged and Agreed:

CHARDAN QUANTUM LLC

By:	/s/ Jonas Grossman
	Name:	Jonas Grossman
	Title:	President

Exhibit A